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                                  EXHIBIT 99.1



       [Corixa LOGO]                                     [Medicis LOGO]

                              FOR IMMEDIATE RELEASE

        CORIXA                                              MEDICIS

INVESTOR RELATIONS                            INVESTOR AND PRESS RELATIONS

Jim DeNike                                    Libby Ivy
Corixa Corporation                            Medicis Pharmaceutical Corporation
206.754.5716 or denike@corixa.com             602.808.3854 or www.medicis.com


PRESS RELATIONS
Jesse Ciccone
FitzGerald Communications Inc.
617-494-9500 or jciccone@fitzgerald.com


              MEDICIS AND CORIXA SIGN STRATEGIC ALLIANCE TO DEVELOP
               AND COMMERCIALIZE CORIXA'S NOVEL PSORIASIS PRODUCT

        SEATTLE AND PHOENIX--AUGUST 15, 2000--Corixa Corporation (Nasdaq: CRXA) and Medicis Pharmaceutical Corporation (NYSE:MRX) today announced that the companies have entered into a multi-year development, commercialization and license agreement covering Corixa's novel psoriasis immunotherapeutic product, PVAC(TM) treatment. The agreement provides Medicis with exclusive rights to PVAC treatment in the United States and Canada. Corixa will be responsible for development and manufacturing, and Medicis will be responsible for commercialization and distribution. Corixa has an existing partnership in Japan for PVAC, with Zenyaku Kogyo Pharmaceuticals, and is seeking to add marketing partners for Europe and the rest of the world. PVAC treatment is currently in Phase II clinical trials for the treatment of moderate to severe psoriasis. Medicis plans to market the PVAC treatment under a brand name to be determined at a later date.

        Under the terms of the agreement, Medicis will pay Corixa license fees, research funding and milestone payments of up to $107 million. Upon effectiveness, Corixa will receive a non-refundable payment of $17 million with additional potential development milestone payments of $35 million, and commercialization and cumulative net sales threshold milestone payments of $55 million. Additionally, upon commercial sale of the product, Medicis will purchase inventory from Corixa and pay a royalty on net sales of the product. The effectiveness of the collaboration agreement between Corixa and Medicis is subject to certain customary conditions, including any required approval of the transaction by applicable government agencies.



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        PVAC treatment is a derivative of Mycobacterium vaccae (M.vaccae)
developed by Corixa, in collaboration with New Zealand-based Genesis Research and Development Corporation. Revenue received by Corixa will be shared on a pro-rata basis consistent with each of Corixa's and Genesis' share of project development efforts. Prior to paying Genesis, Corixa will pay a percentage of revenue received related to the potential product to SR Pharma, Corixa's licensor for certain intellectual property related to PVAC treatment.

        "We are pleased to announce our partnership with Corixa on this late-stage dermatological research project," said Jonah Shacknai, chairman and chief executive officer of Medicis. "As one of the nation's leading dermatology concerns, it is critical to our future that we introduce important new therapies to market. With this transaction, we have invested our resources in a late-stage development program which we believe could yield a breakthrough innovation in the treatment of psoriasis. We are highly impressed with the scientific acumen of Corixa, and have great confidence in their skill in completing Phase III clinical trials and gaining regulatory approval of PVAC. Their great competence combined with the proven sales and marketing power of Medicis, we believe, will greatly benefit shareholders of both companies. I cannot overstate our enthusiasm for the joint program."

        "We are thrilled to be working with Medicis for the future commercialization of PVAC in the U.S. and Canada. Their highly focused dermatology development and marketing expertise as well as their credibility among dermatology opinion leaders in North America are extremely important assets that are difficult for Corixa or others to match. These were important factors to Corixa in selecting the optimal marketing path for PVAC treatment, our novel psoriasis immunotherapeutic," said Mark McDade, president and chief operating officer at Corixa. "The new agreement is essentially turnkey, since Corixa will be responsible for North American clinical development of PVAC, and will deliver finished product to Medicis, produced in our Montana facility."

        ABOUT PVAC TREATMENT

        According to the National Psoriasis Foundation, there are approximately seven million people in the U.S. with psoriasis. Published studies also indicate approximately 30 percent of U.S. psoriasis patients have a moderate to severe form of the disease. The disease is characterized by chronic inflammatory lesions with red, scaling plaques and is believed to be an autoimmune phenomenon mediated by T cells.

        PVAC treatment is currently in Phase II clinical trials in the United States, the Philippines and Brazil. It is currently not approved for use by FDA. Moderate to severe psoriatic patients will receive two injections of PVAC treatment administered three weeks apart and will be monitored for a twelve week period following the second injection. Corixa hopes to complete the Phase II randomized, controlled trial by the end of calendar year 2000.

        Data from a Phase I/II open-label, trial performed in the Philippines demonstrated encouraging preliminary results. Approximately 20 moderate to severe psoriatic patients were treated in this investigational study. More than half of the patients treated demonstrated greater than a 75 percent decrease in disease severity in the 52-week trial. The main side effect was redness and erythema at the injection site. Median duration of improvement for the patients who responded was 51 weeks.

        ABOUT CORIXA

        Corixa is a research- and development-based biotechnology company committed to treating and preventing autoimmune diseases, cancer and infectious diseases by understanding and directing the



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immune system. Corixa is focused on immunotherapeutic products and has a broad technology platform enabling both fully integrated vaccine design and the use of its separate, proprietary vaccine components on a standalone basis. The company partners with numerous developers and marketers of pharmaceuticals and diagnostics, targeting products that are Powered by Corixa(TM) technology with the goal of making its potential products available to patients around the world. Corixa was founded in 1994 and is headquartered in Seattle, Wash., with additional operations in Hamilton, Mont. and Redwood City, Calif. For more information, please visit Corixa's website at www.corixa.com or call the company's investor relations information line at 1-877-4CORIXA or 1.877.426.7492.

        ABOUT MEDICIS

        Medicis is the leading independent pharmaceutical company in the United States focusing primarily on the treatment of dermatological conditions. Medicis develops and markets leading products for major segments within dermatology including acne, fungal infections, psoriasis, eczema, rosacea, seborrheic dermatitis, head lice and cosmesis (improvement in the texture and appearance of skin). Primary products include the prescription brands DYNACIN(R) (minocycline
HCl), TRIAZ(R) (benzoyl peroxide), LUSTRA(R) (hydroquinone), LOPROX(R) (ciclopirox), OVIDE(R) (malathion), PLEXION(TM) (sodium sulfacetamide/sulfur), LIDEX(R) (fluocinonide), SYNALAR(R) (fluocinolone acetonide), TOPICORT(R) (desoximetasone), NOVACET(R) (sodium sulfacetamide/sulfur) and A/T/S(R) (erythromycin); the over-the-counter brand ESOTERICA(R); and BUPHENYL(TM) (sodium phenylbutyrate), a prescription product indicated in the treatment of Urea Cycle Disorder.

        ABOUT GENESIS RESEARCH AND DEVELOPMENT CORPORATION (www.genesis.co.nz)

        Genesis is a New Zealand-based biotechnology company that focuses on the generation of EST databases from microbes, plants and animals and searching for genes of economic importance. These genes or their products will be used for economic gain in a range of ways, from trait improvement in primary industries (forestry, pastoral farming) to vaccines, pharmaceuticals and nutraceuticals. Partnerships with pharmaceutical, agricultural and forestry companies are the mechanism for exploiting Genesis gene technology. Genesis has successfully partnered with other biopharmaceutical, agricultural and forestry corporations who participate in the funding of research and who have the resources to then effectively develop and market the end products. Either alone or via its partnerships, Genesis has, in addition to its PVAC collaboration in psoriasis, an asthma therapeutic in early stage clinical trial in New Zealand, and has an extensive forestry genomic platform for producing transgenic trees.

FORWARD-LOOKING STATEMENTS

        Except for the historical information presented, the matters discussed in this press release are forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. These forward-looking statements represent the judgment of the companies as of the date of this release, and the companies disclaim any intent or obligation to update these forward-looking statements. Such risks and uncertainties include possible delays or failure by Corixa or Medicis Pharmaceutical Corporation to develop and/or commercialize any technology covered by the new collaborative agreement between the parties, possible risks related to adverse clinical results as products including any of such technology move into clinical trials, the impact of alternative technological advances and competition on the collaborative relationship between the parties, inherent risks in early stage development of such technology, and other risks detailed from time to time in the companies' public disclosure filings with the U.S. Securities and Exchange Commission (SEC), including Corixa's Quarterly Report on Form 10-Q filed on August 14, 2000, and Medicis Pharmaceutical Corporation's
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Annual Report on Form 10-K for the fiscal year ended June 30, 1999. Copies of public disclosure filings with the SEC are available from each company's investor relations department.

        NOTE: Full prescribing information for any Medicis prescription product is available by contacting the Company.


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